Exhibit 99.1

FOR IMMEDIATE RELEASE

AV Homes Announces Election Deadline for AV Homes Stockholders to Elect Merger Consideration and Expected Closing Date

Scottsdale, AZ.,—September 19, 2018—AV Homes, Inc. (NASDAQ: AVHI) (“AV Homes”) announced today that the election deadline by which AV Homes stockholders may elect the form of merger consideration they wish to receive in connection with the pending merger between AV Homes and a subsidiary of Taylor Morrison Home Corporation (“Taylor Morrison”) will be 5:00 p.m. Eastern Time on September 27, 2018. Pursuant to the merger agreement between AV Homes and Taylor Morrison (the “Merger Agreement”), AV Homes stockholders may elect to receive consideration per share of common stock of AV Homes consisting of (i) $21.50 in cash, without interest (subject to the proration procedures described in the proxy statement/prospectus dated August 27, 2018), (ii) 0.9793 validly issued, fully paid and nonassessable shares of Taylor Morrison Class A common stock (subject to the proration procedures described in the proxy statement/prospectus dated August 27, 2018) or (iii) a combination of $12.64 in cash, without interest, and 0.4034 validly issued, fully paid and nonassessable shares of Taylor Morrison Class A common stock. AV Homes and Taylor Morrison anticipate that the merger will close on October 2, 2018, subject to the satisfaction of customary closing conditions including adoption of the Merger Agreement by AV Homes stockholders.

AV Homes stockholders wishing to make an election must deliver to Computershare Trust Company, N.A. (“Computershare”) a properly completed election form and any other applicable election materials by the election deadline of 5:00 p.m. Eastern Time on September 27, 2018. AV Homes stockholders that hold their shares through a bank, broker or other nominee may be subject to an earlier deadline for making their elections, based on the instructions of their banks, brokers or other nominees.

Each AV Homes stockholder will receive cash in lieu of any fractional shares of Taylor Morrison Class A common stock that the stockholder otherwise would be entitled to receive. Each AV Homes stockholder that does not submit properly completed election materials to Computershare, or revokes an election, by the election deadline will be treated as having elected to receive a combination of $12.64 in cash, without interest, and 0.4034 validly issued, fully paid and nonassessable shares of Taylor Morrison Class A common stock per share of common stock of AV Homes.

All of the documents necessary to make an election were previously mailed on or about August 27, 2018 to AV Homes stockholders of record as of August 24, 2018. AV Homes record stockholders with questions regarding the election process should contact Georgeson LLC, the information agent for the election, at (800) 891-3214 as soon as possible. AV Homes stockholders holding shares of AV Homes common stock in “street name” should contact their bank, broker or other nominee with questions regarding the election process.

A more detailed description of the merger consideration and the proration procedures applicable to elections is contained in the proxy statement / prospectus dated August 27, 2018. AV Homes stockholders are urged to read the proxy statement / prospectus carefully and in its entirety.

Advisors

Citigroup Global Markets, Inc. served as the financial advisor to Taylor Morrison and Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as Taylor Morrison’s legal counsel. J.P. Morgan Securities LLC and Moelis & Company LLC served as the financial advisors to AV Homes and Wachtell, Lipton, Rosen & Katz acted as AV Homes’ legal counsel.

About AV Homes

AV Homes, Inc. is engaged in homebuilding and community development in Florida, the Carolinas, Arizona and Texas. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte, Raleigh and Dallas-Fort Worth markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of AV Homes and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to AV Homes, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the integration of Taylor Morrison and AV Homes and the ability to recognize the anticipated benefits from the combination of Taylor Morrison and AV Homes; the risk associated with AV Homes’ ability to obtain the stockholder approval required to consummate the merger and the timing of the closing of the merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the Taylor Morrison common stock to be issued in connection with the transaction; the anticipated size of the markets and continued demand for Taylor Morrison’s and AV Homes’ homes and the impact of competitive responses to the announcement of the transaction; access to available financing on a timely basis and on reasonable terms, including the refinancing of Taylor Morrison and AV Homes debt to fund the cash portion of the consideration in connection with the transaction. Additional risks are described under the heading “Risk Factors” in Taylor Morrison’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2018 and in AV Homes’ Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 23, 2018. Forward-looking statements speak only as of the date they are made. Except as required by law, neither Taylor Morrison nor AV Homes has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Important Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction between Taylor Morrison and AV Homes, Taylor Morrison has filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 that includes a Proxy Statement of AV Homes that also constitutes a Prospectus of Taylor Morrison (the “Proxy Statement/Prospectus”). AV Homes has mailed to its shareholders the definitive Proxy Statement/Prospectus in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF AV HOMES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT TAYLOR MORRISON, AV HOMES, THE TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement/Prospectus and other documents filed with the SEC by Taylor Morrison and AV Homes through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Taylor Morrison in the Investor Relations section of Taylor Morrison’s website at http://investors.taylormorrison.com or by contacting Taylor Morrison’s Investor Relations at investor@taylormorrison.com or by calling (480) 734-2060, and may obtain free copies of the documents filed with the SEC by AV Homes in the Investor Relations section of AV Homes’ website at http://investors.avhomesinc.com or by contacting AV Homes’ Investor Relations at m.burnett@avhomesinc.com or by calling (480) 214-7408.

Participants in the Merger Solicitation

Taylor Morrison, AV Homes and certain of their respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of AV Homes in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement/Prospectus described above. Additional information regarding Taylor Morrison’s directors and executive officers is also included in Taylor Morrison’s proxy statement for its 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 21, 2018, and information regarding AV Homes’ directors and executive officers is also included in AV Homes’ proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2018, or its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. These documents are available free of charge as described above.